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                                                                Exhibit 10.27

COMMERCIAL LEASE

      This lease is made between Salinas Valley Public Warehouse, herein called Lessor, and Monterey Pasta Company, herein called Lessee.

      Lessee hereby offers to lease from Lessor the premises situated in the City of Salinas, County of Monterey, State of California, described as 340 El Camino Real South, #16, Salinas, CA 93901, approximately 8,000 sf upon the following TERMS and CONDITIONS:

TERM and RENT

Lessor demises the above premises for a Month to Month term, commencing on September 1, 1999 and terminating with 30 day written notice. Herein at the annual rental of $.37/sf payable on the first day of each month and no later than the last day of said month, for that months rental, during the term on this lease. All rental payments shall be made to Lessor at the address specified above.

UTILITIES and PROPERTY TAX

Utilities and Property Tax to be paid by Lessor.

USE

Lessee shall use and occupy the premises for the express purpose of storage.

CARE and MAINTENANCE of PREMISES

Lessee acknowledges that the premises are in good order and repair, unless otherwise indicated herein. Lessee shall, at his own expense and at all times, maintain the premises in good and safe condition.

ALTERATIONS

Lessee shall not, without first obtaining the written consent of Lessor, make any alterations, additions, or improvements, in, to or about the premises.

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ORDINANCES and STATUTES

Lessee shall comply with all statutes, ordinances and requirements of all municipal, state and federal authorities now in force, or which may hereafter be in force, pertaining to the premises, occasioned by or affecting the use thereof by Lessee.

ASSIGNMENT and SUBLETTING

Lessee shall not assign this lease or sublet any portion of the premises without prior written consent of the Lessor, which shall not be unreasonably withheld. Any such assignment or subletting without consent shall be void and, at the option of the Lessor, may terminate this lease.

INDEMNIFICATION of LESSOR

Lessor Shall not be liable for any damage of injury to Lessee, or any other person, or of any property, occurring on the demised premises or any part thereof, and Lessee agrees to hold Lessor harmless form any claims for damages, no matter how caused.

ENTIRE AGREEMENT

The foregoing constitutes the entire agreement between the parties and may be modified only in writing, signed by both parties. The following Exhibits, if any, have been made a part of this lease before the parties execution hereof:


Signed on this 10th day of August, 1999.

   Salinas Valley Public Warehouse

By:  /s/ Brenda J. Kibbee
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     Brenda J. Kibbee, General Manager


     Monterey Past Company                         Monterey Past Company

By:  /s/ R. Lance Hewitt, President          By:   /s/ Stephen L. Brinkman
   -------------------------------------        -------------------------------
     R. Lance Hewitt, President/CEO                Stephen L. Brinkman, CFO